UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

CONEXEU SCIENCES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-43283	33-4814282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 West Liberty Street, Suite 880,
 Reno, Nevada, United States 89501
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (424) 333-5622

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	CNXU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 7, 2026, Conexeu Sciences Inc. (the "Company" or "Conexeu") issued a news release to announce the completion of the P.R.O.O.F phase (Performance and Regeneration Outcomes of Flowable Collagen) of the preclinical program for its CXUTM platform. The completed phase provides the evidence base the Company has been building toward as it prepares for a focused first move into medical aesthetics.

Study Highlights

• P.R.O.O.F study complete, marking an important catalyst. Conexeu has completed its P.R.O.O.F (Performance and Regeneration Outcomes of Flowable Collagen) preclinical program, which provides the evidence base behind the CXU™ platform's development direction and the Company's planned move into the medical aesthetics injectable market.

• What the study showed. Conexeu's 12-month preclinical study demonstrated: (i) objectives met for tissue restoration in a small-volume facial model, specifically the cheek; (ii) objectives met for tissue restoration in a large-volume, 200cc-equivalent model; and (iii) performance benchmarks met for a deliverable injectable. Full 12-month results are being prepared for peer-reviewed publication.

• What the benchmarks mean. To meet the minimum market standard for an aesthetic injectable, a material must clear two key mechanical thresholds: (i) injectability, meaning it can flow through a fine-gauge needle for precise placement; and (ii) volumizing performance, meaning it can hold shape and fullness after placement. CXU™ met both benchmarks. Full 12-month results are being prepared for peer-reviewed publication.

• The demand driver. The GLP-1 weight-loss drug market, the category behind Ozempic® and Wegovy®, reached roughly $79 billion in 2025 and is projected to more than double to approximately $190 billion by 2035.²,³

• The opening. The same weight-loss wave driving GLP-1 adoption has also exposed a tissue-restoration gap that today's aesthetics tools were not specifically designed to fill. That market gap is expected to nearly triple, from approximately $0.7 billion to $2.0 billion by 2030.³,⁴

• One platform, and a faster first path. CXU™ is being developed as a platform, not a single product. It is based on one formulation protected by a multi-jurisdictional patent estate spanning more than 40 jurisdictions, including the U.S., EU, Japan, and Australia, with protection pending in Canada. The Company plans to enter through a predicate-based 510(k) pathway in wound care, which targets a 90-day FDA review rather than the multi-year studies typically required for a new category, with submission planned for Q1 2027. That first clearance is expected to provide the foundation for the Company's planned expansion into aesthetics.

"Our first regulatory step is a predicate-based 510(k) in wound care, which is intended to serve as the foundation for our planned move into aesthetics," said Miles Harrison, President and CEO of Conexeu Sciences. "GLP-1 is one of the defining medical stories of a generation. Its success has created an entirely new patient profile: people whose bodies have changed faster than the aesthetics industry was built to address. We believe no existing injectable was designed specifically for that gap. This phase of our preclinical program gives us an evidence base to continue advancing CXU™ toward that opportunity."

The Catalyst: What P.R.O.O.F Means

P.R.O.O.F, or Performance and Regeneration Outcomes of Flowable Collagen, is Conexeu's 12-month preclinical study and an important milestone in the development of the CXU™ platform. It does not represent a commercial launch or regulatory clearance. Instead, it marks the point at which the Company has completed a preclinical evidence package intended to support its continued advancement toward medical aesthetics.

The Three Evidence Pillars

Pillar One: Facial Tissue Restoration

In a small-volume facial application, the study met its objectives in a cheek model, demonstrating tissue restoration within the parameters established for the study.

Pillar Two: Large-Volume Tissue Restoration

In large-volume subcutaneous tissue, the study met its objectives in a 200cc-equivalent model, demonstrating tissue restoration at volumes relevant to potential future applications.

Pillar Three: Injectable Performance

The injectable aesthetics market has already established the core performance characteristics a material must meet. It must be injectable, meaning it can flow through a fine-gauge needle for precise placement. It must also demonstrate volumizing performance, meaning it can maintain shape and fullness after placement. CXU™ met these predefined performance benchmarks.

"Taken together, these three pillars provide evidence across facial applications, large-volume applications, and injectable performance," Harrison continued. "While additional development and regulatory work remain ahead, this phase of our preclinical program provides an important evidence base supporting the continued advancement of CXU™."

The Milestone Behind the Move

The completed 12-month preclinical study assessed tissue response to the CXU™ platform at multiple timepoints following intradermal and subcutaneous placement in an animal model. The study included histologic assessment of scaffold persistence, host-tissue response, tissue ingrowth, vascularization, integration, and remodeling.

The study included two arms: a small-volume facial arm observed across the full 12 months, and a larger-volume body arm designed to evaluate performance in a higher-volume soft-tissue setting.

The Company intends to submit the results for scientific presentation and peer-reviewed publication. To preserve the integrity of that process, Conexeu is not disclosing detailed findings, quantitative analyses, or individual histologic endpoints at this time.

A Platform, Not a Single Product

Conexeu is building CXU™ as one formulation and one platform, with an intellectual property strategy designed to match that approach. The core formulation is designed to provide a temporary structural environment that a patient's own tissue can populate. The Company's IP strategy is built around that single formulation rather than any one indication.

The hypothesis under evaluation is that this property is not limited to skin. The same scaffold designed to support dermal remodeling in facial tissue is also designed to support host-tissue ingrowth in other soft-tissue settings where a conforming scaffold is placed.

That single formulation is the asset. The same platform has been studied across soft-tissue applications, including wound care and dental soft tissue, with continued preclinical work in additional settings. Each application represents a distinct investigational direction, while sharing the platform's formulation and IP backbone.

The Company is advancing its completed data package toward scientific presentation and peer-reviewed publication. Its first regulatory step is a predicate-based 510(k) submission for its lead wound care device candidate, targeted for Q1 2027, subject to the completion of required testing, manufacturing activities, and regulatory documentation.

Subject to FDA review and clearance, wound care is expected to serve as the Company's initial commercial indication and the foundation from which Conexeu intends to expand the CXU™ platform into additional applications, including medical aesthetics.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated July 7, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXEU SCIENCES INC.

DATE: July 7, 2026	By:	/s/ Stephen Inouye
Stephen Inouye
CFO, Secretary and Treasurer

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